EXHIBIT (C)(5)

                                      FORM
                                       OF
                  STOCKHOLDER TENDER AGREEMENT-NON-MANAGEMENT
                                      AMONG

                            NPF HOLDING CORPORATION.

                           NPF ACQUISITION CORPORATION

                                       AND

                            CERTAIN HOLDERS OF SHARES

                                       OF

                        NATIONAL PICTURE & FRAME COMPANY











                   ------------------------------------------

                          Dated as of September 4, 1997
                   ------------------------------------------

                          STOCKHOLDER TENDER AGREEMENT


         THIS STOCKHOLDER TENDER AGREEMENT, dated as of September 4, 1997 (this "Agreement"), by and among the persons or entities designated as Stockholders on the signature page hereto (the "Stockholders" and each a "Stockholder"), NPF Holding Corporation, a Delaware corporation ("Parent"), and NPF Acquisition Corporation, a Delaware corporation and wholly owned subsidiary of Parent ("Merger Sub") recites and provides as follows.

         WHEREAS, the Stockholders collectively own of record and beneficially certain shares of common stock, par value $.01 per share (the "Company Common Stock"), of National Picture & Frame Company, a Delaware corporation (the "Company"), each Stockholder, respectively, owning of record and/or beneficially the number of shares of Company Common Stock set forth next to its name on Annex A attached hereto and incorporated by reference herein (such Stockholder's shares, together with any other voting or equity securities of the Company hereafter acquired by such Stockholder prior to the termination of this Agreement, being referred to collectively as the "Shares");

         WHEREAS, concurrently with the execution of this Agreement, Parent, Merger Sub and the Company, are entering into an Agreement and Plan of Merger, dated as of the date hereof (as amended from time to time, the "Merger Agreement"), which provides, among other things, that, upon the terms and subject to the conditions therein, Merger Sub will make a cash tender offer (the "Tender Offer") for all outstanding shares of Company Common Stock and will merge with and into the Company (the "Merger"), in each case at a price of $12.00 per Share in cash; and

         WHEREAS, as a condition to the willingness of Parent and Merger Sub to enter into the Merger Agreement, Parent and Merger Sub have requested that the Stockholders agree, and in order to induce Parent and Merger Sub to enter into the Merger Agreement, the Stockholders have agreed, to enter into this Agreement.

         NOW, THEREFORE, in consideration of the foregoing premises and the representations, warranties, covenants and agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and subject to the terms and conditions set forth herein, the parties hereto hereby agree as follows:

 1.      Representations and Warranties of the Stockholders.

         Each Stockholder represents and warrants to Parent and Merger Sub, severally as to itself and with respect to its Shares, as follows:

          (a) Such Stockholder's Shares constitute all of the shares of Company Common Stock beneficially owned, directly or indirectly, by such Stockholder.

          (b) The execution and delivery of this Agreement by such Stockholder does not, and the performance by such Stockholder of its obligations hereunder will not, constitute a violation of, conflict with, result in a default (or an event which, with notice or lapse of time or both, would result in a default) under, or result in the creation of any Lien on any of such Stockholder's Shares under (i) any contract, commitment, agreement, understanding, arrangement or restriction of any kind to which such Stockholder is a party or by which such Stockholder is bound, (ii) any judgment, writ, decree, order or ruling applicable to such Stockholder, or (iii) the organizational documents of such Stockholder, if applicable.

          (c) Such Stockholder has full power and authority to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized and no other actions on the part of such Stockholder are required in order to consummate the transaction contemplated hereby. This Agreement has been duly and validly executed and delivered by such Stockholder and, assuming due authorization, execution and delivery by Parent and Merger Sub, constitutes a valid and binding agreement of such Stockholder, enforceable against such Stockholder in accordance with its terms, except to the extent that enforceability may be limited by applicable law.

          (d) Neither the execution and delivery of this Agreement nor the performance by such Stockholder of its obligations hereunder will (i) violate any order, writ, injunction or judgment applicable to such Stockholder or (ii) violate any law, decree, statute, rule or regulation applicable to such Stockholder or require any consent, authorization or approval of, filing with or notice to, any court, administrative agency or other governmental body or authority, other than any required notices or filings pursuant to the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder (the "HSR Act") or the federal securities laws.

 2.      Representations and Warranties of Parent.

         Parent represents and warrants to the Stockholders as follows:

          (a) Parent is (i) duly organized and validly existing and in good standing under the laws of the State of Delaware, (ii) has the requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby, and (iii) has taken all necessary corporate action to authorize the execution, delivery and performance of this Agreement. This Agreement has been duly and validly executed and delivered by Parent and constitutes the legal, valid and binding obligation of Parent, enforceable against Parent in accordance with its terms, except to the extent that enforceability may be limited by applicable bankruptcy, organization, insolvency, moratorium or other laws affecting the enforcement of creditors' rights generally and by general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law.

          (b) The execution and delivery of this Agreement by Parent does not, and the performance by Parent of its obligations hereunder will not, constitute a violation of, conflict with, or result in a default (or an event which, with notice or lapse of time or both, would result in a default) under, its charter or bylaws or any contract, commitment, agreement, understanding, arrangement or restriction of any kind to which Parent is a party or by which Parent is bound or any judgment, writ, decree, order or ruling applicable to Parent.

          (c) Neither the execution and delivery of this Agreement nor the performance by Parent of its obligations hereunder will violate any order, writ, injunction, judgment, law, decree, statute, rule or regulation applicable to Parent or require any consent, authorization or approval of, filing with, or notice to, any court, administrative agency or other governmental body or authority, other than any required notices or filings pursuant to the HSR Act or the federal securities laws.

 3.      Representations and Warranties of Merger Sub.

         Merger Sub represents and warrants to the Stockholders as follows:

          (a) Merger Sub is (i) duly organized and validly existing and in good standing under the laws of the State of Delaware, (ii) has the requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby, and (iii) has taken all necessary corporate action to authorize the execution, delivery and performance of this Agreement. This Agreement has been duly and validly executed and delivered by Merger Sub and constitutes the legal, valid and binding obligation of Merger Sub, enforceable against Merger Sub in accordance with its terms, except to the extent that enforceability may be limited by applicable bankruptcy, organization, insolvency, moratorium or other laws affecting the enforcement of creditors' rights generally and by general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law.

          (b) The execution and delivery of this Agreement by Merger Sub does not, and the performance by Merger Sub of its obligations hereunder will not, constitute a violation of, conflict with, or result in a default (or an event which, with notice or lapse of time or both, would result in a default) under, its charter or bylaws or any contract, commitment, agreement, understanding, arrangement or restriction of any kind to which Merger Sub is a party or by which Merger Sub is bound or any judgment, writ, decree, order or ruling applicable to Merger Sub.

          (c) Neither the execution and delivery of this Agreement nor the performance by Merger Sub of its obligations hereunder will violate any order, writ, injunction, judgment, law, decree, statute, rule or regulation applicable to Merger Sub or require any consent, authorization or approval of, filing with, or notice to, any court, administrative agency or other governmental body or authority, other than any required notices or filings pursuant to the HSR Act or the federal securities laws.

 4.       Tender of Shares.

          (a) During the term of this Agreement, each Stockholder hereby agrees to validly tender and sell (and not withdraw) pursuant to and in accordance with the terms of the Tender Offer all of such Stockholder's Shares. Upon the purchase of all Shares owned by a Stockholder pursuant to the Tender Offer in accordance with this Section 4(a), this Agreement shall terminate solely with respect to such Stockholder. Notwithstanding the provisions of this Section 4(a), in the event any Stockholder withdraws such Stockholder's Shares from the Tender Offer for any reason or any such Shares are not purchased pursuant to the Tender Offer, such Shares shall remain subject to the terms of this Agreement. Each Stockholder acknowledges that Merger Sub's obligation to accept for payment and pay for the Shares in the Offer is subject to all the terms and conditions of the Offer.

          (b) Each Stockholder hereby agrees to permit Parent and Merger Sub to publish and disclose in the Offer to Purchase and all other related offering materials filed by Parent or Merger Sub with the Securities and Exchange Commission (the "SEC") or otherwise by Parent or Sub in connection with the Tender Offer and, if approval of the stockholders of the Company is required under applicable law in connection with the Merger, in the proxy statement sent to the stockholders of the Company, including all documents and schedules filed with the SEC, its identity and ownership of Company Common Stock and the nature of its commitments, arrangements and understandings under this Agreement.

          (c) The terms of this Agreement shall apply to all Shares issued pursuant to the exercise of stock options issued by the Company to any Stockholder, and each Stockholder agrees to tender all Shares issued upon the exercise of such stock options. Notwithstanding anything in this Agreement to the contrary, (i) until the exercise of any such stock options, the term "Shares" as used herein shall be deemed not to include any such stock options, and (ii) nothing contained herein shall be deemed to require any Stockholder to exercise such stock options in order to tender the Shares issued upon such exercise.

 5.      Transfer of the Shares.

         During the term of this Agreement, except as otherwise provided herein, no Stockholder shall (a) offer to sell, sell, pledge or otherwise dispose of or transfer any interest in or encumber with any Lien any of such Stockholder's Shares, except for transfer or sale to any affiliate of such Stockholder who agrees to be bound by this Agreement, (b) deposit such Stockholder's Shares into a voting trust, enter into a voting agreement or arrangement with respect to such Shares or grant any proxy or power of attorney with respect to such Shares, or (c) enter into any contract, option or other arrangement or undertaking with respect to the direct or indirect acquisition or sale, assignment or other disposition of or transfer of any interest in or the voting of any shares of Company Common Stock or any other securities of the Company. Notwithstanding the foregoing, a Stockholder may transfer such Stockholder's Shares to a charitable organization as long as such charitable organization agrees to be bound by the terms of this Agreement.

 6.      No Solicitation.

         During the term of this Agreement, no Stockholder or any representative of such person or entity, shall institute, pursue or continue any discussions, negotiations or agreements (whether preliminary or definitive ) with any person or entity other than Parent contemplating or providing for any public or private offering of equity, merger, share exchange, acquisition, purchase or sale of a significant amount of shares or assets or other business combination or change in control of the Company, unless the Board of Directors of the Company concludes in good faith, after receiving the advice of its counsel, that the failure to take such action is likely to violate the fiduciary obligation of the directors of the Company under applicable law.

 7.      Waiver of Appraisal Rights.

         Each Stockholder hereby irrevocably waives any rights of appraisal or rights to dissent from the Merger that such Stockholder may have.

 8.       Voting of Shares; Irrevocable Proxy.

          (a) During the term of this Agreement, each Stockholder in its capacity as such hereby agrees to vote each of its Shares at any annual, special or adjourned meeting of the stockholders of the Company (1) in favor of the Merger, the execution and delivery by the Company of the Merger Agreement and the approval and adoption of the terms thereof and hereof; and (2) except as otherwise agreed to in writing in advance by Parent, against the following actions (other than the Merger and the other transactions contemplated by the Merger Agreement): (i) any extraordinary corporate transaction, such as a merger, consolidation or other business combination involving the Company or its subsidiaries; (ii) a sale, lease or transfer of a material amount of assets of the Company or one of its subsidiaries, or a reorganization, recapitalization, dissolution or liquidation of the Company or its subsidiaries; or (iii) (A) any change in a majority of the persons who constitute the Board of Directors of the Company as of the date hereof; (B) any change in the present capitalization of the Company or any amendment of the Company's certificate of incorporation or bylaws, as amended to date; (C) any other material change in the Company's corporate structure or business; or (D) any action that is intended, or could reasonably be expected, to impede, interfere with, delay, postpone, or adversely affect the Merger and the other transactions contemplated by this Agreement and the Merger Agreement.

          (b) Each Stockholder hereby irrevocably constitutes and appoints John
T. Herzog and James C. Wheat, III, and each of them as its sole and exclusive and true and lawful agent and attorney-in-fact, with full power of substitution, to vote all Company Common Stock that the holder is entitled to vote as indicated in Section 8(a) above, to the same extent and with the same effect as the Stockholder might or could do under any applicable laws or regulations governing the rights and powers of stockholders of a Delaware corporation. This proxy shall become effective as of the date hereof and shall expire upon termination of this Agreement. This proxy is coupled with an interest and shall be irrevocable and binding upon any and all transferees of the Company Common Stock so long as it remains in effect pursuant to the terms hereof. This proxy/power of attorney shall not terminate on disability of the principal. Each Stockholder will take such further action as may be necessary to effect the foregoing and hereby revokes any proxy previously granted by such Stockholder with respect to such Stockholder's Company Stock.

 9.      Enforcement of the Agreement.

         Each Stockholder acknowledges that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that Parent and Merger Sub will be entitled (i) to an injunction or injunctions to prevent breaches of this Agreement and (ii) to specifically enforce the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which it is entitled at law or in equity.

 10.     Adjustments.

         The number and type of securities subject to this Agreement will be appropriately adjusted in the event of any stock dividends, stock splits, recapitalizations, combinations, exchanges of shares or the like or any other action that would have the effect of changing any Stockholder's ownership of the Company's capital stock or other securities.

 11.     Termination.

         This Agreement will terminate on the earlier of (a) the purchase of all the Shares pursuant to the Offer in accordance with Section 4, (b) the effective time of the Merger and (c) the date on which the Merger Agreement is terminated in accordance with its terms. Upon termination of this Agreement, all obligations of the parties hereto shall terminate except to the extent that any such party has committed a material breach of this Agreement prior to such termination.

 12.     Expenses.

         All fees and expenses incurred by any of the parties hereto shall be borne by the party incurring such fees and expenses.

 13.     Brokerage.

         Except as disclosed in the Merger Agreement (including the exhibits and schedules thereto), each party represents and warrants to the others that there are no claims for finder's fees or brokerage commissions or other like payments in connection with this Agreement or the transactions contemplated hereby, and each party agrees to indemnify and hold harmless the other parties from and against any and all claims or liabilities for finder's fees or brokerage commissions or other like payments incurred in connection with the transactions contemplated hereby.

 14.      Miscellaneous.

          (a) All representations and warranties contained herein expire at the effective time of the Merger.

          (b) Any provision of this Agreement may be waived at any time by the party that is entitled to the benefits thereof. No such waiver, amendment or supplement shall be effective unless in writing signed by the party or parties sought to be bound thereby. Any waiver by any party of a breach of any provision of this Agreement shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Agreement. The failure of a party to insist upon strict adherence to any term of this Agreement or one or more sections hereof shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement.

          (c) This Agreement contains the entire agreement among Parent, Merger Sub and the Stockholders with respect to the subject matter hereof, and supersedes all prior agreements among Parent, Merger Sub and the Stockholders with respect to such matters. This Agreement may not be amended, changed, supplemented, waived or otherwise modified, except upon the delivery of a written agreement executed by the parties hereto.

          (d) The descriptive headings contained herein are for convenience and reference only and shall not affect in any way the meaning or interpretation of this Agreement.

          (e) Any notice provided for in this Agreement will be in writing and will be either personally delivered, sent by reliable overnight courier, telecopied or mailed by first class mail, return receipt requested, to the recipient at the address below indicated, or if to a Stockholder, the address listed below such Stockholder's name on Annex A hereto.

Notices to the Parent or Merger Sub:

NPF Holding Corporation
NPF Acquisition Corporation
c/o Colonnade Capital, LLC
901 East Byrd Street, Suite 1300
Richmond, Virginia 23219
Attention:        Mr. John T. Herzog
                  Mr. James C. Wheat, III
Telephone Number: (804) 782-3288
Telecopy Number:  (804) 782-6606

With a copy (which will not constitute Notice to the Parent or Merger Sub) to:

Hunton & Williams
951 East Byrd Street
Richmond, Virginia 23219
Attention:  Mr. John Owen Gwathmey
Telephone Number:  (804) 788-8700
Telecopy Number: (804) 788-8218

or to such other address or to the attention of such other party as any party may have furnished to the other parties in writing in accordance herewith.

          (f) This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one agreement.

          (g) This Agreement is binding upon and is solely for the benefit of the parties hereto and their respective successors, legal representatives and assigns. Except as provided herein, neither this Agreement nor any of the rights, interests or obligations under this Agreement may be assigned by any of the parties hereto without the prior written consent of the other parties, except that Merger Sub shall have the right to assign to Parent or any other direct or indirect wholly owned Subsidiary of Parent any and all rights and obligations of Merger Sub under this Agreement, including the right to purchase Shares tendered by any Stockholder pursuant to the terms hereof and the Offer, provided that any such assignment shall not relieve Merger Sub from any of its obligations hereunder.

          (h) All rights, powers and remedies provided under this Agreement or otherwise available in respect hereof at law or in equity shall be cumulative and not alternative, and the exercise of any thereof by either party shall not preclude the simultaneous or later exercise of any other such right, power or remedy by such party.

         (j) Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal, or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or any other jurisdiction, but this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

         (k) All questions concerning the construction, validity and interpretation of this Agreement will be governed by and construed in accordance with the domestic laws of the State of Delaware, without giving effect to any choice of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.



         IN WITNESS WHEREOF, each of the parties hereto as caused this Agreement to be duly executed as of the date first written above.


                                     NPF HOLDING CORPORATION



                                     By:  __________________________________
                                             Name:
                                             Title:


                                     NPF ACQUISITION CORPORATION


                                     By:  __________________________________
                                             Name:
                                             Title:

                                     _______________________________________
                                     [Stockholder]


                                     ANNEX A



Stockholder Name and Address                          Number of Shares Tendered
----------------------------                          -------------------------

Code, Hennessy & Simmons Limited Partnership                  1,581,625

Andrew W. Code                                                        0

Daniel J. Hennessy                                                1,300

Brian P. Simmons                                                  3,500

Arthur L. Goeschel                                                5,000

Hesperus Partners Ltd.                                          317,655

Peter B. Foreman                                                      0

John F. Levy                                                          0

Jesse C. Luxton                                                329,795*

Jon S. Vesely                                                     1,751

White Dwarf Partners, L.P.                                      279,845

Frank C. Meyer                                                        0


*This number includes 166,000 shares that Mr. Luxton transferred to a charitable trust in which he is the sole trustee and has sole voting and investment power.